UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of report (Date of earliest
                                event reported):
                                October 15, 2009

                           HEMISPHERX BIOPHARMA, INC.
               (Exact Name of Registrant as Specified in Charter)

                           Delaware 0-27072 52-0845822
             (State or Other Jurisdiction (Commission (IRS Employer
               of Incorporation) File Number) Identification No.)

              1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  5.05  Amendments  to the  Registrant's  Code of  Ethics,  or  Waiver  of a
Provision of the Code of Ethics.

On October 15, 2009, the Board of Directors of Hemispherx Biopharma, Inc. (the "Company"), upon the recommendation of the Audit Committee of the Board of Directors, approved amendments to the Company's Code of Ethics.

The principal amendments include broadening the Code's application to agents and consultants of the Company, the adoption of a regulatory compliance policy and the adoption of a policy for protection and use of Company computer technology for business purposes only. The amendments to the Code of Ethics are effective immediately. None of the amendments constituted a waiver of a provision of the Code of Ethics on behalf of the Company's Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

A copy of the amended Code of Ethics is available on the Company's Internet website at www.hemispherx.net. A copy will be mailed to any person, without charge, upon written request addressed to:

Corporate Secretary
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Suite 660
Philadelphia, Pennsylvania, 19103


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 15, 2009

                                             HEMISPHERX BIOPHARMA, INC.


                                             /s/ William A. Carter
                                             ---------------------------
                                             William A. Carter, M.D.,
                                             Chief Executive Officer